FOR IMMEDIATE RELEASE
                                                                        Contact:
                                                                Bradley I. Meier
                                                                 President & CEO
                                                                  (954) 958-1200
                                              Universal Insurance Holdings, Inc.



UNIVERSAL INSURANCE HOLDINGS, INC. Announces Sean Downes Formally Accepts Position as Chief Operating Officer and Senior Vice President

Fort Lauderdale, Fla.-(Business Wire) August 19, 2005 -- Universal Insurance Holdings, Inc. (OTCBB:UVIH - News), a provider of property and casualty insurance, today announced that its Board of Directors appointed Sean Downes to the position of Chief Operating Officer and Senior Vice President of the Company, and the Company and Mr. Downes entered into a new employment agreement. Mr. Downes has served as Chief Operating Officer and a Director of Universal Property & Casualty Insurance Company, a significant operating subsidiary of the Company, since July 2003. Mr. Downes's employment agreement will expire on December 31, 2008 unless extended by the Company.

Cautionary Language Concerning Forward-Looking Statements Information set forth in this press release contains certain forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, statements about the Company's anticipated rate needs and the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the Company's filings as proposed; the company's underwriting performance on catastrophe and non-catastrophe risks; adverse catastrophe events or changes in forecasts or projections relating to catastrophe losses or reinsurance costs; the ability to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's Web site. The Company disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.